January ___, 2011

RLJ Acquisition, Inc.
3 Bethesda Metro Center, Suite 1100
Bethesda, Maryland 20814

Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, New York 10020
Attn: General Counsel

        Re:    Initial Public Offering

Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between RLJ Acquisition, Inc., a Nevada corporation (the “Company”), and Lazard Capital Markets LLC, as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”), of 12,500,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). The Units sold in the Offering shall be quoted and traded on the Over-the-Counter Bulletin Board pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 13 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.           The undersigned agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it shall vote all Founder Shares in favor of such proposed Business Combination.

2.           The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination (as defined in the Underwriting Agreement) within 21 months from the closing of the Offering (or 27 months from the date of the closing of the Offering if the Company executes a letter of intent, agreement in principle or definitive agreement relating to a proposed initial Business Combination before such 21-month period ends), he or she shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem 100% of the Common Stock held by the Public Stockholders, at a per-share price, payable in cash, equal to the aggregate amount including interest then on deposit in the Trust Account, but net of any taxes payable (less up to $100,000 of such net interest to pay reasonable expenses of dissolution), divided by the number of shares of Common Stock then outstanding, together with the contingent right to receive, in cash, following the Company’s dissolution, a pro rata share of the balance of the Company’s net assets, if any, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Nevada law to provide for claims of creditors and other requirements of applicable law.

3.           During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).  Notwithstanding foregoing, the undersigned may transfer the Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by him, her or it (i) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any affiliate of the Sponsor; (ii) by gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is a member of the undersigned’s immediate family, an affiliate of the undersigned or to a charitable organization; (iii) by virtue of the laws of descent and distribution upon death of the undersigned; (iv) pursuant to a qualified domestic relations order; (v) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; or (vi) in the event that the Company consummates a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of the Common Stock for cash, securities or other property subsequent to the consummation of the Company’s initial Business Combination; provided, however, that, in the case of clauses (i) through (iv), these permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this paragraph 3.

4.           In the event of the liquidation of the Company, the Founder agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement with (a “Target”); provided, however, that such indemnification of the Company by the Founder shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below $9.95 per share of the Common Stock sold in the Offering (the “Offering Shares”) (or approximately $9.92 per Offering Share if the underwriters’ over-allotment option, as described in the Prospectus, is exercised in full, or such pro rata amount in between $9.92 and $9.95 per Offering Share that corresponds to the portion of the over-allotment option that is exercised), and provided, further, that only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Founder shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Founder shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Founder shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Founder, the Founder notifies the Company in writing that the Founder shall undertake such defense.

5. (a)                      In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination, liquidation or such time as he or she ceases to be an officer of the Company, he or she shall present to the Company for its consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $100 million or more, subject to any pre-existing fiduciary or contractual obligations he or she might have.

(b)           The undersigned understands that the Company may effect a Business Combination with a single target business or multiple target businesses simultaneously and agrees that he or she will not participate in the formation of, or become an officer or director of, any blank check company, until the Company has entered into a definitive agreement regarding its initial Business Combination or the Company has failed to complete an initial Business Combination within 21 months (or 27 months if a letter of intent, agreement in principle or definitive agreement relating to a prospective Business Combination is executed before the 21-month period ends), from the closing of the Offering; provided, however, that nothing contained herein shall override the undersigned’s fiduciary obligations to any entity with which he or she is currently directly or indirectly associated or affiliated or by whom he or she is currently employed.

(c)           The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of his or her obligations under paragraphs 5(a) and/or 5(b) hereof, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

6.           The undersigned’s biographical information furnished to the Company and attached here as Exhibit A is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. The undersigned’s questionnaire furnished to the Company and attached hereto as Exhibit B is true and accurate in all respects. The undersigned represents and warrants that:

(a)           the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           the undersigned has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

(c)           the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7.           Except as disclosed in the Prospectus, neither the undersigned nor any affiliate of the undersigned, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following:

(a)           repayment of a $225,000 loan made to the Company by the Founder, pursuant to a Promissory Note dated November 18, 2010;

(b)           payment of an aggregate of $10,000 per month to the Sponsor, for office space, secretarial and administrative services;

(c)           reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, so long as no proceeds of the Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination, except that the Company may, for purposes of funding its working capital requirements (including paying such expenses), receive from the Trust Account up to $2,000,000 in interest income (net of franchise and income taxes payable), in the event the underwriters’ over-allotment option in the Offering is not exercised in full, or $2,300,000 in interest income (net of franchise and income taxes payable), if the underwriters’ over-allotment option in the Offering is exercised in full (or, if the over-allotment option is not exercised in full, but is exercised in part, the amount in interest income (net of franchise and income taxes payable) to be released shall be increased proportionally in relation to the proportion of the over-allotment option which was exercised); and

(d)           repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment; provided, however, that the Company may, for purposes of funding its working capital requirements (including repaying such loans), receive from the Trust Account up to $2,000,000 in interest income (net of taxes payable on such interest), in the event the underwriters’ over-allotment option in the Offering is not exercised in full, or $2,300,000 in interest income (net of taxes payable on such interest), if the underwriters’ over-allotment option in the Offering is exercised in full (or, if the over-allotment option is not exercised in full, but is exercised in part, the amount in interest income (net of taxes payable on such interest) to be released shall be increased proportionally in relation to the proportion of the over-allotment option which was exercised).

8.           The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations, and warranties set forth herein in proceeding with the Offering.

9.           The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Representatives and its legal representatives or agents (including any investigative search firm retained by the Representatives) any information they may have about the undersigned’s background and finances (“Information”), purely for the purposes of the Offering (and shall thereafter hold such information confidential).  Neither the Representatives nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

10.           The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with any company with which the undersigned has had any discussions, formal or otherwise, prior to the consummation of the IPO, with respect to a Business Combination.

11.           The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Founders unless the Company obtains an opinion from an independent investment banking firm that the business combination is fair to the Company’s stockholders from a financial perspective.

12.           The undersigned has full right and power, without violating any agreement to which he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable, and hereby consents to being named in the Prospectus as an officer and/or as a director of the Company, as applicable.

13.           As used in this Letter Agreement, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder” shall mean Robert L. Johnson; (iii) “Founder Shares” shall mean the 3,593,750 shares of the Common Stock of the Company acquired by the Initial Stockholders for an aggregate purchase price of $25,000, or approximately $0.007 per share, prior to the consummation of the Offering; (iv) “Public Stockholders” shall mean the holders of securities issued in the Offering; (v) “Sponsor” shall mean RLJ SPAC Acquisition, LLC; (vi) “Sponsor Warrants” shall mean the Warrants to purchase up to 6,166,667 shares of the Common Stock of the Company that are acquired by the Sponsor at a price per Warrant of $0.75 in a private placement that shall occur simultaneously with the consummation of the Offering; and (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Offering will be deposited.

14.           This Letter Agreement, and the exhibits thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

15.           Neither party may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and each of his or her heirs, personal representatives, successors and assigns.

16.           This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

17.           Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

18.           This Letter Agreement shall terminate on the earlier of (i) the expiration of the Founder Lock-up Period, or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Offering is not consummated and closed by March 31, 2011.

[Signature page follows]

Sincerely,

By: _________________________
Name:  Robert L. Johnson

Acknowledged and Agreed:

RLJ ACQUISITION, INC.

By: _________________________
H. Van Sinclair
President and Chief Executive Officer

[Signature Page to Insider Letter Agreement for Founder]

Exhibit A
(Attached)

Exhibit B
(Attached)